UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☐

Filed by a Party other than the Registrant ☒

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Under § 240.14a-12

UNIFIRST CORPORATION
(Name of Registrant as Specified In Its Charter)

ENGINE CAPITAL LP

ENGINE JET CAPITAL, L.P.

ENGINE LIFT CAPITAL, LP

ENGINE AIRFLOW CAPITAL, L.P.

ENGINE CAPITAL MANAGEMENT, LP

ENGINE CAPITAL MANAGEMENT GP, LLC

ENGINE INVESTMENTS, LLC

ENGINE INVESTMENTS II, LLC

ARNAUD AJDLER

MICHAEL A. CROATTI

MICHAEL A. CROATTI JR.

(Name of Persons(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ANNUAL MEETING OF SHAREHOLDERS
OF
UNIFIRST CORPORATION
_________________________

SUPPLEMENT DATED DECEMBER 1, 2025 TO THE PROXY STATEMENT
OF
ENGINE CAPITAL LP
_________________________

PLEASE SIGN, DATE AND MAIL THE BLUE UNIVERSAL PROXY CARD TODAY

Engine Capital LP (“Engine Capital”), together with its affiliates (collectively, “Engine,” “we” or “our”), are shareholders of UniFirst Corporation, a Massachusetts corporation (“UniFirst” or the “Company”), who beneficially own an aggregate of 462,626 shares of Common Stock, par value $0.10 per share (the “Common Stock”), in addition to 56,800 shares of Class B Common Stock, par value $0.10 per share (the “Class B Common Stock”), of UniFirst, representing approximately 3.2% of the Company’s outstanding shares of Common Stock, 1.6% of the Company’s outstanding shares of Class B Common Stock, and collectively, 2.1% of the combined voting power of the outstanding shares of Common Stock and Class B Common Stock. Engine Capital is furnishing this Proxy Statement Supplement (the “Proxy Supplement”) in connection with the solicitation of proxies relating to the Company’s 2026 annual meeting of shareholders scheduled to be held virtually and exclusively online at https://www.cesonlineservices.com/unf25_vm on December 15, 2025 at 10:00 a.m. Eastern Time (including any adjournments, postponements or continuations thereof and any meeting which may be called in lieu thereof, the “Annual Meeting”).

Engine Capital filed its definitive proxy statement for the Annual Meeting with the Securities and Exchange Commission (the “SEC”) on November 26, 2025. The Company filed its definitive proxy statement for the Annual Meeting with the SEC on November 24, 2025, and subsequently filed supplemental information (“Supplemental Materials”) on November 28, 2025. This Proxy Supplement discloses certain information about the Annual Meeting included in the Supplemental Materials that had not been publicly available at the time we filed our definitive proxy statement. Except as specifically modified or supplemented by the information contained in this Proxy Supplement, all information set forth in our definitive proxy statement remains applicable. All capitalized terms not defined herein shall have the meaning ascribed thereto in our definitive proxy statement.

As set forth in the Supplemental Materials, to attend and participate in the Annual Meeting, including voting shares at and submitting questions during the Annual Meeting, shareholders as of the Record Date must pre-register by 10:00 a.m., Eastern Time, on December 14, 2025 at https://www.cesonlineservices.com/unf25_vm using the control number found on their proxy card or voting instruction form. In the event that you do not have a control number, please contact your broker, bank or other nominee as soon as possible so that you can be provided with a control number and gain access to the Annual Meeting. Once pre-registered, shareholders as of the Record Date will be able to attend the virtual Annual Meeting by visiting https://www.cesonlineservices.com/unf25_vm, where you will be able to listen to the meeting live, submit questions, and vote. Upon completing registration, shareholders will receive a confirmation email in advance of the meeting with a link and instructions for accessing the Annual Meeting. The Company encourages shareholders to access the Annual Meeting before the start time of 10:00 a.m., Eastern Time, on December 15, 2025, and allow ample time for online check-in, which will begin at 9:30 a.m., Eastern Time. The Company will have a support team ready to assist attendees with any technical difficulties they may have accessing or hearing the audio webcast of the Annual Meeting.

THIS SOLICITATION IS BEING MADE BY ENGINE AND NOT ON BEHALF OF THE BOARD OR MANAGEMENT OF THE COMPANY. WE ARE NOT AWARE OF ANY OTHER MATTERS TO BE BROUGHT BEFORE THE ANNUAL MEETING OTHER THAN AS SET FORTH IN THIS PROXY SUPPLEMENT. SHOULD OTHER MATTERS, WHICH ENGINE IS NOT AWARE OF A REASONABLE TIME BEFORE THIS SOLICITATION, BE BROUGHT BEFORE THE ANNUAL MEETING, THE PERSONS NAMED AS PROXIES IN THE BLUE UNIVERSAL PROXY CARD WILL VOTE ON SUCH MATTERS IN THEIR DISCRETION.

IF YOU HAVE ALREADY SENT A PROXY CARD FURNISHED BY COMPANY MANAGEMENT OR THE BOARD, YOU MAY REVOKE THAT PROXY AND VOTE ON EACH OF THE PROPOSALS BY SIGNING, DATING AND RETURNING THE BLUE UNIVERSAL PROXY CARD. THE LATEST DATED PROXY IS THE ONLY ONE THAT WILL BE COUNTED. ANY PROXY MAY BE REVOKED AT ANY TIME PRIOR TO THE ANNUAL MEETING BY DELIVERING A WRITTEN NOTICE OF REVOCATION OR A LATER DATED PROXY FOR THE ANNUAL MEETING OR BY VOTING AT THE ANNUAL MEETING.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting—The Proxy Statement and our BLUE universal proxy card are available at

www.saratogaproxy.com/Engine